                           LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                               PARAGON CAPITAL LLC

                                       AND

                            HARVEY ELECTRONICS, INC.

                                TABLE OF CONTENTS

ARTICLE 1 - THE REVOLVING CREDIT

       1-1.   Establishment of Revolving Credit
       1-2.   Advances in Excess of Maximum Loan Exposure
       1-3.   Risks of Value of Inventory
       1-4.   Procedures Under Revolving Credit
       1-5.   The Loan Account
       1-6.   The Master Note
       1-7.   Pavment of Loan Account
       1-8.   Interest
       1-9.   Fees
       1-10.  Lender's Discretion
       1-11.  Fees For L/C's
       1-12.  Concerning L/C's

ARTICLE 2 - GRANT OF SECURITY INTEREST

       2-1.   Grant of Security Interest
       2-2.   Extent and Duration of Security Interest

ARTICLE 3 - DEFINITIONS.

ARTICLE 4 - CONDITIONS PRECEDENT.

       4-1.   Corporate Due Diligence
       4-2.   Opinion
       4-3.   Additional Documents
       4-4.   Key Life Policies
       4-5.   Officers' Certificates
       4-6.   Representations and Warranties
       4-7.   Minimum Excess Availability

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       4-8.   No Event of Default
       4-9.   No Adverse Change

ARTICLE 5 - GENERAL REPRESENTATIONS. WARRANTIES AND COVENANTS

       5-1.   Pavment and Performance of Liabilities

       5-2.   Due Organization - Corporate Authorization - No Conflicts
       5-3.   Trade Names
       5-4.   Locations. Landlord's Waivers
       5-5.   Title to Assets
       5-6.   Indebtedness
       5-7.   Insurance Policies
       5-8.   Licenses
       5-9.   Leases
       5-10.  Requirements of Law
       5-11.  Maintain Properties
       5-12.  Pay Taxes
       5-13.  No Margin Stock
       5-14.  ERISA
       5-15.  Hazardous Materials
       5-16.  Litigation
       5-17.  Dividends or Investments
       5-18.  Loans
       5-19.  Protection of Assets
       5-20.  Line of Business
       5-21.  Affiliate Transactions
       5-22.  Executive Pay
       5-23.  Additional Assurances
       5-24.  Adequacy of Disclosure
       5-25.  Other Covenants

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.

       6-1.   Use of Inventory Collateral
       6-2.   Inventory Quality
       6-3.   Adjustments and Allowances
       6-4.   Validity of Accounts
       6-5.   Notification to Account Debtors

ARTICLE 7 - CASH MANAGEMENT

       7-1.   Depository Accounts
       7-2.   Credit Card Receipts
       7-3.   The Transfer and the Funding Accounts
       7-4.   Proceeds and Collection of Accounts
       7-5.   Payment of Liabilities

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       7-6.   The Funding Account

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT

       8-1.   Appointment as Attorney-In-Fact
       8-2.   No Obligation to Act

ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL
COVENANTS


       9-1.   Maintain Records
       9-2.   Access to Records
       9-3.   Immediate Notice to Lender
       9-4.   Borrowing Base Certificate
       9-5.   Weekly Reports
       9-6.   Monthly Reports
       9-7.   Quarterly Reports
       9-8.   Annual Reports
       9-9.   Officers' Certificates
       9-10.  Inventories. Appraisals. and Audits
       9-11.  Additional Financial Information
       9-12.  Financial Performance Covenants
       9-13.  Electronic Reporting


ARTICLE 10 - EVENTS OF DEFAULT

       10-1.  Failure to Pay Revolving Credit
       10-2.  Failure To Make Other Payments
       10-3. Failure to Perform Covenant or Liability (No Grace Period) 10-4. Failure to Perform Covenant or Liability (Grace Period) 10-5. Misrepresentation
       10-6.  Acceleration of Other Debt. Breach of Lease
       10-7.  Default Under Other Agreements
       10-8.  Casualty Loss. Non-Ordinary Course Sales
       10-9.  Judgment. Restraint of Business
       10-10. Business Failure
       10-11. Bankruptcy
       10-12. Insecurity
       10-13. Default by Guarantor or Related Entity
       10-14. Indictment - Forfeiture
       10-15. Termination of Guaranty
       10-16. Challenge to Loan Documents
       10-17. Executive Management
       10-18. Change in Control

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ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT

       11-1.  Rights of Enforcement
       11-2.  Sale of Collateral
       11-3.  Occupation of Business Location
       11-4.  Grant of Nonexclusive License
       11-5.  Assembly of Collateral
       11-6.  Rights and Remedies

ARTICLE 12 - NOTICES.

       12-1.  Notice Addresses

       12-2.  Notice Given

ARTICLE 13 - TERM

       13-1.  Termination of Revolving Credit
       13-2.  Effect of Termination
       13-3.  Prepayment Premium

ARTICLE 14 - GENERAL

       14-1.  Protection of Collateral
       14-2.  Successors and Assigns
       14-3.  Severability
       14-4.  Amendments. Course of Dealing
       14-5.  Power of Attorney
       14-6.  Application of Proceeds
       14-7.  Lender's Costs and Expenses
       14-8.  Copies and Facsimiles
       14-9.  Massachusetts Law
       14-10. Consent to Jurisdiction
       14-11. Indemnification
       14-12. Rules of Construction
       14-13. Intent
       14-14. Right of Set-Off
       14-15. Maximum Interest Rate
       14-16. Waivers

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                                    EXHIBITS


       1-6     Master Note
       3       Definitions
       5-2     Related Entities
       5-3     Trade Names.
       5-4     Locations.
       5-5     Encumbrances.
       5-6     Indebtedness.
       5-7     Insurance Policies.
       5-12    Taxes
       7-1     DDA's.
       7-2     Credit Card Arrangements
       9-4     Borrowing Base Certificate
       9-12(a) Financial Performance Covenants
       9-12(b) Business Plan.

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     THIS AGREEMENT is made between Paragon Capital LLC (hereinafter,
"Paragon"), a Delaware limited liability company with its principal executive offices at Paragon Towers, 233 Needham Street, Newton, Massachusetts 02164 and Harvey Electronics, Inc. (hereinafter, the "Borrower"), a New York corporation with its principal executive offices at 205 Chubb Avenue, Lyndhurst, New Jersey 07071, in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

ARTICLE 1 - THE REVOLVING CREDIT

       1-1.   Establishment of Revolving Credit

     (a) The Lender hereby establishes a revolving line of credit (the "Revolving Credit") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, the within Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount of each advance under the Revolving Credit shall be determined by the Lender by reference to Availability, as determined by the Lender from time to time hereafter. All loans made by the Lender under this Agreement, and all of the Borrower's other Liabilities to the Lender under or pursuant to this Agreement, are payable as provided herein.

     (b) The Lender hereby agrees, subject to the terms and conditions of this Agreement, to make loans to the Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Credit Limit, or (ii) the Borrowing Base.

     (c) Availability shall be based upon Borrowing Certificates furnished as provided in Section 9-4, below.

     (d) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for working capital purposes of the Borrower and for its Capital Expenditures, all solely to the extent permitted by the within Agreement.

     1-2. Advances in Excess of Maximum Loan Exposure. The Lender does not have any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrower such that the outstanding principal balance of the Loan Account exceeds Maximum Loan Exposure. The making of loans, advances, and credits and the providing of financial accommodations in excess of Maximum Loan Exposure is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that Maximum Loan Exposure is exceeded shall not obligate the Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

     1-3. Risks of Value of Inventory. The Lender's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Lender relative to the actual value of the asset in question. All risks concerning the saleability of the Borrower's Inventory are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

     1-4. Procedures Under Revolving Credit.

     (a) The Borrower may request loans and advances under the Revolving Credit, each in an amount of not less than Ten Thousand ($10,000.00) Dollars. Each such request shall be in such manner as may from time to time be acceptable to the Lender.

     (b) (i) The Lender, subject to the terms and conditions of the within Agreement, will provide the Borrower with the loan so requested, if such request is received by 12:00 Noon on a Banking Day, by the end of business on that Banking Day; otherwise, by the end of the then next Banking Day.

     (ii) The Lender may revise the time of day for requests set forth above by which loans shall be requested, from time to time.

     (c) Provided that Maximum Loan Exposure will not be exceeded (but subject, however, to Subsection 1-4(i), below (which deals with the effect of a Suspension Event)), a loan or advance under the Revolving Credit so requested by the Borrower shall be made by the transfer of the proceeds of such loan or advance to the Funding Account or as otherwise instructed by the Borrower.

     (d) A loan or advance shall be deemed to have been made under the Revolving Credit upon:

          (i) The Lender's initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrower's instructions (if such loan or advance is of funds requested by the Borrower).

          (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

     (e) There shall not be any recourse to, nor liability of, the Lender on account of:

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          (i) any delay in the making of any loan or advance requested under the
     Revolving Credit;

          (ii) any delay in the proceeds of any such loan or advance constituting collected funds; or

          (iii) any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Lender in accordance with wire instructions provided to the Lender by the Borrower.

     (f) The Lender may rely on any request for a loan or advance or financial accommodation which the Lender, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Lender's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Lender.

     (g) A request by the Borrower for any financial accommodation under the Revolving Credit or of the issuance of an L/C shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct, unless written notice is delivered to Lender stating otherwise:

          (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished Lender pursuant to this Agreement.

          (ii) The Borrower is in compliance with, and is not then in breach of, its covenants contained in this Agreement.

          (iii) Each material representation which is made herein or in any of the Loan Documents is then true and complete as of and as if made on the date of such request.

          (iv) No Suspension Event is then extant.

     (h) The Borrower shall immediately become indebted to the Lender for the amount of each loan under or pursuant to this Agreement when such loan is deemed to have been made.

     (i) Upon the occurrence from time to time of any Suspension Event, the Lender may suspend the Revolving Credit immediately and shall not be obligated, during such suspension, to make any loans or to provide any financial accommodation hereunder.

     (j) The Borrower may request that the Lender cause the issuance of L/C's for the account of the Borrower.

          (i) Each such request shall be in such manner as may from time to time be acceptable to the Lender.

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          (ii) The Lender will endeavor to cause the issuance of any L/C so requested by the Borrower, provided that the requested L/C is in form satisfactory to the Lender and if so issued:

              (A) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Two Hundred Thousand ($200,000.00) Dollars.


              (B) The expiry of the L/C is not later than the earlier of thirty
       (30) days prior to the Maturity Date or the following:

                     (I) Standby's: One (1) year from initial issuance.

                     (II) Documentary's: sixty (60) days from issuance.

              (C) Maximum Loan Exposure would not be exceeded.

          (iii) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

          (iv) There shall not be any recourse to, nor liability of, the Lender on account of:

              (A) any delay or refusal by an Issuer to issue an L/C;

              (B) any action or inaction of an Issuer on account of or in respect to, any L/C;

          (v) The Borrower shall reimburse the Issuer, immediately upon the drawing under any L/C, for the amount of such drawing. In the event that the Borrower fails to so reimburse the Issuer, the Borrower immediately shall reimburse the Lender for the amount of such drawing. To the extent which the Borrower fails to so reimburse the Issuer or the Lender, the Lender, without the request of the Borrower, may advance under the Revolving Credit any amount which the Borrower is so obligated to pay to the Lender or the Issuer, or for which the Borrower, the Issuer, or the Lender becomes obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then in existence or such advance would result in Maximum Loan Exposure's being exceeded. Such action shall not constitute a waiver of the Lender's rights under Section 1-7(b), below.

     1-5. The Loan Account.

     (a) An account ("Loan Account") shall be opened on the books of the Lender in which Loan Account a record may be kept of all loans made under or pursuant to this Agreement and of all payments thereon.

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     (b) The Lender shall also keep a record (either in the Loan Account or elsewhere, as the Lender may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Lender on account of the Liabilities and of all credits against such amounts so owed.

     (c) All credits against the Liabilities shall be conditional upon final payment to the Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

     (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Lender may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit if such amounts are then due and payable.

     (e) The Lender , without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Lender is entitled from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Availability's being exceeded. The Borrower shall be advised of such advance. Such action on the part of the Lender shall not constitute a waiver of the Lender's rights under Section 1-7(b), below. Any amount which is added to the principal balance of the Loan Account as provided in this Section shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.

     (f) After the end of each month, Lender will render to Borrower a statement of Borrower's Loan Account with Lender, showing all applicable credits, debits and Liabilities. Any statement rendered by the Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Lender with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Lender's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence of the items described therein.

     1-6. The Master Note. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by a note (the "Master Note") in the form of EXHIBIT 1-6, annexed hereto, executed by the Borrower. Neither the original nor a copy of the Master Note shall be required, however, to establish or prove any Liability. In the event that the Master Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Lender and the Lender will defend and indemnify the Borrower with respect to the execution of the replacement Master Note.

         1-7.     Payment of Loan Account.

     (a) The Borrower may repay all or any portion of the principal balance of the Loan time to time until the Termination Date.

     (b) The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed Maximum Loan Exposure.


     (c) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

     1-8. Interest.

     (a) The unpaid principal balance of the Loan Account up to $2,500,000 shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the aggregate of Base plus one (1%) percent per annum but in no event less than eight (8%) percent per annum or in excess of the maximum rate permitted by applicable law. The unpaid principal balance of the Loan Account in excess of $2,500,000 shall bear interest at the aggregate of Base plus one and three quarters (1 :%) percent per annum.

     (b) Following the occurrence of any Event of Default (and whether or not the Lender exercises any of the Lender's rights on account of such Event of Default), all loans and advances made under the Revolving Credit shall bear interest, through the End Date, at a rate which is the aggregate of that provided for in Section 1-8(a), above, plus four (4%) percent per annum.

     (c) Accrued interest shall be payable:

              (i) Monthly in arrears, on the first banking day of the month next following the month during which such interest accrued.

              (ii) On the Termination Date.

              (iii) On the End Date.

     1-9. Fees. Borrower shall pay to the Lender the following fees:

     (a) Commitment Fee. On the date of execution hereof, a one time fully earned commitment fee shall be due and payable in an amount equal to one and one half (1.5%) percent of the Credit Limit ($49,500.00).

     (b) Annual Facility Fee. On the first anniversary of the date of execution hereof, a facility fee in an amount equal to three quarters of one (.75%) percent of the Credit Limit which shall have been fully earned at the date of execution hereof, shall be due and payable, and on each anniversary of the date of execution hereof, a facility fee in an amount equal to three quarters of one

(.75%) percent of the Credit Limit, which shall have been fully earned as of the applicable anniversary of the date of the execution hereof, shall be due and payable.

     (c) Loan Maintenance Fee. On the date of execution hereof and on each anniversary of the date of execution hereof, a loan maintenance fee equal to one (1%) percent of the Credit Limit. Such fee shall have been fully earned as of the date hereof and as of each anniversary of the date of execution hereof and shall be payable in twelve (12) monthly installments as follows: 1/12th of such fee shall be payable as of the date hereof and on each anniversary of the date of execution hereof, and 1/12th of such fee shall be payable on the same day of each month hereafter until paid in full.

     (d) Financial Examination, Documentation, and Appraisal Fees. Lender's actual charges paid or incurred for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Lender; Lender's actual charges paid or incurred for each appraisal of the Collateral performed by personnel employed by Lender; and, the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform such financial analysis and examinations (i.e., audits) of Borrower or to appraise the Collateral; and, on each anniversary of the date of execution hereof.

     (e) In addition to any other right to which the Lender is then entitled on account thereof, the Lender may assess an additional fee payable by the Borrower on account of the accommodation, from time to time, of Lender to the Borrower's request that the Lender depart or dispense with one or more of the administrative provisions of the within Agreement and/or the Borrower's failure to comply with any of such provisions.

     (i) By way of non-exclusive example, the Lender may assess a fee on account of any of the following:

          (A) The Borrower's failure to pay that amount which is necessary so that the principal balance of the Loan Account does not exceed Maximum Permitted Exposure (as required under Section 1-7(b), above).

          (B) The providing of a loan or advance under the Revolving Credit such that Maximum Loan Exposure would be exceeded.

          (C) The providing of a same Banking Day loan requested after the time set forth in Section 1-4(b)(i), above.

          (D) The Borrower's failure to provide a financial statement or report within the applicable time-frame provided for such report under Article 9, below.

     (ii) The inclusion of the foregoing right on the part of the Lender to assess a fee does not constitute an obligation, on the part of the Lender , to waive any provision of the within Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Lender's waiver of any breach of the within Agreement on account of which such fee was assessed nor a course of action on which the Borrower may rely.

     (f) The Borrower shall not be entitled to any credit, rebate or repayment of any Commitment Fee, Facility Fee, Loan Maintenance Fee, or other fee previously earned by the Lender pursuant to this Section notwithstanding any termination of the within Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.

     1-10. Lender's Discretion

     (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Lender shall be to that Person's exercise of its judgement, in good faith (which shall be presumed), based upon that Person's consideration of any such factor as the Lender, taking into account information of which that Person then has actual knowledge, believes:

          (i) Will or reasonably could be expected to affect the value of the Collateral, the enforceability of the Lender's security and collateral interests therein, or the amount which the Lender would likely realize therefrom (taking into account delays which may possibly be encountered in the Lender's realizing upon the Collateral and likely Costs of Collection).

          (ii) Indicates that any report or financial information delivered to the Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of the within Agreement.

          (iii) Constitutes a Suspension Event.

     (b) In the exercise of such judgement, the Lender also may take into account any of the following factors:

          (i) Those included in, or tested by, the definitions of "Acceptable Inventory", "Retail", and "Cost".

          (ii) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

          (iii) General economic conditions which have a material effect on cost structure.

          (iv) Material changes in or to the mix of the Borrower's Inventory.

          (v) Seasonality with respect to the Borrower's Inventory and patterns of the Borrower's retail sales.

          (vi) Such other factors as the Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

     (c) The burden of establishing the failure of the Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrower's.

     1-11. Fees for L/C's.


     (a) Prior to the issuance of any L/C, the Borrower shall pay to the Lender a fee for each L/C equal to the greater of (i) Two Hundred Fifty ($250.00) Dollars, or (ii) thirty-five (35) Basis Points per month times the Stated Amount of that L/C.

     (b) In addition to the fee to be paid as provided in Subsection 1-11(a), above, the Borrower shall pay to the Lender (or to the Issuer, if so requested by the Lender ), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

     1-12. Concerning L/C's.

     (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

          (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

          (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

     (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

     (c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

     (i)  Select an advising bank, if any.
     (ii) Select a paying bank, if any.
     (iii) Select a negotiating bank.

     (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). Neither the Lender nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

     (e) The Lender's and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

     (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No.500, and any subsequent revisions thereof.

     (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

          (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit; and the result of any event referred to in
     Section 1-12(g)(i) or 1-12(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender and delivery by the Lender to the Borrower of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Lender , from time to time as specified by the Lender , such amounts as shall be sufficient to compensate such Issuer for such increased cost. Any Issuer's determination of costs incurred under Section 1-12(g)(i) or 1-12(g)(ii), above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with the officer's certificate, shall be conclusive and binding on the Borrower.

     (h) The obligations of the Borrower under the within Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

          (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of the within Agreement, any L/C, or any other agreement or instrument relating thereto.


          (ii) Any amendment or waiver of, or consent to the departure from, any L/C.

          (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

          (iv) Any honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

ARTICLE 2 - GRANT OF SECURITY INTEREST

     2-1. Grant of Security Interest. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Borrower's Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "Collateral"):

          (a) all Inventory, including all goods, merchandise, raw materials, goods and work in process, finished goods, and other tangible personal property now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Borrower's business;

          (b) all Accounts, accounts receivable, contracts, contract rights, notes, bills, drafts, acceptances, General Intangibles (including without limitation registered and unregistered tradenames, copyrights, customer lists, goodwill, computer programs, computer records, computer software, computer data, trade secrets, trademarks, patents, ledger sheets, files, records, data processing records relating to any Accounts and all tax refunds of every kind and nature to which Borrower is now or hereafter may become entitled to, no matter how arising), Instruments, Documents, Document of Title, Chattel Paper, securities, security entitlements, security accounts, Investment Property, choses in action, and all other debts, obligations and liabilities in whatever form, owing to Borrower from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold by it or for services rendered by it, or however otherwise same may have been established or created, all guarantees and securities therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, all rights to replevy goods, and all rights of an unpaid seller of merchandise or services;


          (c) all machinery, Equipment, Fixtures and other Goods whether now owned or hereafter acquired by the Borrower and wherever located, all replacements and substitutions therefor or accessions thereto and all proceeds thereof;

          (d) all leasehold interests; and

          (e) all proceeds and products of all of the foregoing in any form, including, without limitation, all proceeds, refunds and premium rebates of credit, fire or other insurance, and also including, without limitation, rents and profits resulting from the temporary use of any of the foregoing.

     2-2. Extent and Duration of Security Interest. The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender

ARTICLE 3 - DEFINITIONS.

     All capitalized terms used in this agreement which are not otherwise defined herein or in the UCC shall have the meanings assigned to them in EXHIBIT 3, annexed hereto.

ARTICLE 4 - CONDITIONS PRECEDENT

     Precedent to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, the documents respectively described in Sections 4-1 through and including 4-5, each in form and substance satisfactory to the Lender shall have been delivered to the Lender , and the conditions respectively described in Sections 4-6 through and including 4-9, shall have been satisfied:

     4-1. Corporate Due Diligence.

     (a) A Certificate issued by the Secretary of State of New York stating that the Borrower is a subsisting corporation.

     (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the Borrower's business conducted or assets owned could require such qualification.

     (c) A Certificate of the Borrower's secretary or clerk attesting to the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.


     4-2. Opinion. An opinion of counsel to the Borrower in form and substance satisfactory to the Lender.

     4-3. Additional Documents. Such additional instruments and documents as the Lender or its counsel reasonably may require or request.

     4-4. Key Life Policies. At such time as the Borrower obtains key man life insurance on Franklin Karp, it shall notify Lender and shall collaterally assign such key man life insurance policies to the Lender.

     4-5. Officers' Certificates. Certificates executed by the President and the Chief Financial Officer of the Borrower and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     4-6. Representations and Warranties. Each of the material representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by and or on behalf of the Borrower shall be true and complete as of the date as of which such representation or warranty was made.

     4-7. Minimum Excess Availability. Availability, after giving effect to the first loans and advances to be made under the Revolving Credit; any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby; and L/C's to be issued at, or immediately subsequent to, the establishment of such establishment, is not less than Seventy-Five Thousand ($75,000.00) Dollars.

     4-8. No Event of Default. No event shall have occurred, or failed to occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

     4-9. No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition, operating results, or cash flows from the Borrower's financial condition at August 2, 1997.

No document shall be deemed delivered to the Lender until received and accepted by the Lender at its head offices in Newton, Massachusetts. Under no circumstances will the within Agreement take effect until executed and accepted by the Lender at said head office.

ARTICLE 5 - GENERAL REPRESENTATIONS. WARRANTIES AND COVENANTS

     To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in the within Agreement. If the Borrower has any dispute with any person with respect to any Liability, the Borrower shall give the Lender notice of said dispute.

     5-1. Payment and Performance of Liabilities. The Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

     5-2. Due Organization - Corporate Authorization - No Conflicts. (a) The Borrower presently is and shall hereafter remain a subsisting corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary.

     (b) Each Related Entity is listed on EXHIBIT 5-2, annexed hereto. Each Related Entity is and shall hereafter remain a subsisting corporation in the State in which incorporated and is and shall hereafter remain duly qualified in which other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification may be necessary. The Borrower shall provide the Lender with prior written notice of any entity's becoming or ceasing to be a Related Entity.

     (c) The Borrower has all requisite corporate power and authority to execute and deliver all and singular the Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all and singular the Liabilities.

     (d) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrower as contemplated hereby); the Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

          (i) Have been duly authorized by all necessary corporate action.

          (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower.

          (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

     (e) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws and rules of general application affecting the rights and remedies of creditors.

     5-3. Trade Names.

     (a) EXHIBIT 5-3, annexed hereto, is a listing of:

          (i) All names under which the Borrower has conducted its business during the last ten (10) years.

          (ii) All entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.

     (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Lender , and (ii) in compliance with all other provisions of the within Agreement, the Borrower will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 5-3.

     (c) The Borrower owns and possesses, or has the right to use all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.

     (d) The conduct by the Borrower of the Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

     5-4. Locations. Landlord's Waivers.

     (a) The Collateral, and the books, records, and papers of Borrower pertaining thereto, are kept and maintained solely at the Borrower's chief executive offices as set forth in the beginning of this Agreement and at those locations which are listed on EXHIBIT 5-4, annexed hereto, which EXHIBIT includes all service bureaus with which any such records are maintained and the names and addresses of each of the Borrower's landlords. Except (i) to accomplish sales of Inventory in the ordinary course of business or (ii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles), the Borrower shall not remove any Collateral from said chief executive offices or those locations listed on
EXHIBIT 5-4.

     (b) The Borrower shall use its best efforts to obtain and deliver to the Lender a waiver or subordination (reasonably satisfactory to the Lender) by the landlord for each store location (excepting only 2 West 45th Street, New York, New York, and 888 Broadway & 19th Street, New York, New York) within thirty (30)

days of the date of execution hereof.

     (c) If the Borrower fails to obtain a waiver or subordination for each store location within said thirty (30) day period, the Lender may establish an Availability Reserve for up to ninety (90) days rent for each of the Borrower's locations in a Landlord Lien State or in a One Turn State.

     Such Availability Reserve shall be reduced or eliminated as follows (but only if no Suspension Event is then in existence or has theretofore occurred):

          (i) With respect to locations in One Turn States: one hundred twenty
     (120) days after the execution of the within Agreement.

          (ii) With respect to locations in Landlord Lien States: Upon the furnishing to the Lender of a waiver or subordination (reasonably satisfactory to the Lender by the landlord for the subject location. Without duplication of any Availability Reserve described above, the Lender may establish an Availability Reserve for unpaid rent.

     (d) The Borrower will not:

          (i) Execute, alter, modify, or amend any Lease which increases the Borrower's financial obligations thereunder in a material respect or modifies the term thereof.

          (ii) Commit to, or open or close any location at which the Borrower maintains, offers for sales, or stores any of the Collateral.

     (e) Except as otherwise disclosed pursuant to, or permitted by, this
Section 5-4, no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

     5-5. Title to Assets.

     (a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following:

          (i) The security interest created herein.

          (ii) Those Encumbrances (if any) listed on EXHIBIT 5-5, annexed hereto.

          (iii) Purchase money security interests arising in the ordinary course of business for the acquisition of equipment so long as the Indebtedness secured thereby does not exceed the lesser of the cost for fair market value of the equipment subject thereto and such security interest extends to no other property.


     (b) The Borrower shall separately segregate and report any property on consignment. The Borrower shall give the Lender written notice of all consignment arrangements now in existence and shall also give the Lender written notice of any consignment arrangements established after the date hereof.

     5-6. Indebtedness. The Borrower does not and shall not hereafter have any Indebtedness with the exceptions of:

     (a) Any Indebtedness to the Lender.

     (b) The Indebtedness (if any) listed on EXHIBIT 5-6, annexed hereto.

     (c) Indebtedness which in the aggregate does not exceed the sum of Two Hundred Fifty Thousand ($250,000.00) Dollars incurred in connection with the acquisition of equipment or Capital Leases.

     5-7. Insurance Policies.

     (a) EXHIBIT 5-7, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. To the best of the Borrower's knowledge, neither the issuer of any such policy nor the Borrower is in default or violation of any such policy.

     (b) The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Lender . The coverage reflected on EXHIBIT 5-7 presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrower shall provide for a minimum of twenty (20) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

     (c) The Borrower shall advise the Lender of each claim in excess of Ten Thousand ($10,000.00) Dollars made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender , at the Lender's option in each instance, to participate in (but not control) the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). Upon the occurrence of any Suspension Event, the Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. The Lender may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.

     (d) The Borrower shall maintain at all times those type of policies of insurance obtained by the Borrower and assigned to the Lender as required by
Section 4-4, above. The Borrower may replace such policies with policies of similar or greater value.

     5-8. Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect. To the best of the Borrower's knowledge, no party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

     5-9. Leases. EXHIBIT 5-9, annexed hereto, is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. To the best of the Borrower's knowledge, no party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and the Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Lender at any time and from time to time to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Lender may determine.

     5-10. Requirements of Law. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law. The Borrower has not received any notice of any violation of any Requirement of Law (whether or not such violation is material), which violation has not been cured or otherwise remedied.

     5-11. Maintain Properties. The Borrower shall:

          (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

          (b) Not suffer or cause the waste or destruction of any material part of the Collateral.


          (c) Not use any of the Collateral in violation of any policy of insurance thereon.

          (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

               (i) The sale of Inventory in compliance with the within Agreement.

               (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

               (iii) The turning over to the Lender of all Receipts as provided herein.

     5-12. Pay Taxes.

     (a) The federal income tax returns of the Borrower have been audited by the Internal Revenue Service (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on EXHIBIT 5-12, annexed hereto, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by the Internal Revenue Service.

     (b) All returns of the Borrower for state and local income, excise, sales, and other taxes have been audited (or closed by applicable statutes) for all fiscal years through and including the Borrower's taxable year referenced on
EXHIBIT 5-12, annexed hereto, and all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled or the Borrower has made provisions for adequate reserves therefor. No agreement is in existence which waives or extends any statute of limitations applicable to the right of any state taxing authority to assert a deficiency or make any other claim for or in respect to any such state taxes. No issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any state or local taxing authority.

     (c) To the best of the Borrower's knowledge, except as disclosed on said
EXHIBIT 5-12, there are no examinations of or with respect to the Borrower presently being conducted by the Internal Revenue Service or any state taxing authority.

     (d) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of the Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

     (e) After the occurrence of one or more Suspension Events, at its option, the Lender may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrower or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrower's Employee Benefit Plan as the Lender , in the Lender's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Lender's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have made such payment.

     5-13. No Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G, U, T, and X, of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     5-14. ERISA. Neither the Borrower nor any ERISA Affiliate ever has or hereafter shall:

               (a) Violate or fail to be in full compliance with the Borrower's Employee Benefit Plan.

               (b) Fail timely to file all reports and filings required by ERISA to be filed by the Borrower.

               (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).

               (d) Engage in, or commit, any act such that a tax or penalty could be imposed on account thereof pursuant to ERISA.

               (e) Accumulate any material funding deficiency within the meaning of ERISA.

               (f) Terminate any Employee Benefit Plan such that a lien could be asserted of the Borrower on account thereof pursuant to ERISA.

               (g) Be a member of, contribute to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

     5-15. Hazardous Materials.

          (a) The Borrower has never:

               (i) been legally responsible for any release or threat of release of any Hazardous Material; or

               (ii) received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel.

          (b) The Borrower shall:

               (i) dispose of any Hazardous Material only in compliance with all Environmental Laws; and

               (ii) not store on any site or vessel occupied or operated by the Borrower and not transport or arrange for the transport of any Hazardous Material, except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance with all Environmental Laws.

          (c) The Borrower shall provide the Lender with written notice upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrower may be liable.

     5-16. Litigation. There is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

     5-17. Dividends or Investments. The Borrower shall not, without first obtaining the Lender's prior written consent:

          (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock, except that Borrower may pay dividends on its preferred stock in an aggregate amount not to exceed One Hundred Fifteen ($115,000.00) Dollars in any twelve (12) month period if such dividends are set forth in the Business Plan submitted to and approved by the Lender.

          (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock, except that Borrower may own, redeem, retire, purchase or acquire such stock if the same is set forth in the Business Plan submitted to and approved by the Lender.

          (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

          (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

          (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.

          (f) Organize or create any Related Entity.

          (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

     5-18. Loans. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

          (a) Advance payments made to the Borrower's suppliers in the ordinary course.

          (b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

     5-19. Protection of Assets. After the occurrence of one or more Suspension Events, the Lender , in the Lender's discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Lender may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Lender shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Lender has had an opportunity to be heard), from which finding no further appeal is available, that the Lender had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Lender , on demand, or the Lender , in its discretion, may add to the Loan Account, all amounts paid or incurred by the Lender pursuant to this section. The obligation of the Borrower to pay such amounts is a Liability.

     5-20. Line of Business. The Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

     5-21. Affiliate Transactions. The Borrower shall not make any payment, nor give any value to any Related Entity except for goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall:

          (a) be competitive and fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

          (b) not differ from that which would have been charged in an arms length transaction.

     5-22. Executive Pay.

     (a) The only Executive Officers of the Borrower, at the execution of the within Agreement, are those individuals referenced in the definition of "Executive Officers".

     (b) Prior to the execution of the within Agreement, the Borrower furnished the Lender with copies of all written Executive Agreements and outlines of the salient features of all unwritten Executive Agreements (as amended to date) then extant. There are no unwritten agreements or understandings between the Borrower and any Executive Officer which relate to Executive Pay, written disclosure of which has not been made to the Lender.

     (c) The Borrower will not, unless approved by its Board of Directors:

          (i) Enter into any Executive Agreement not existing at the execution of the within Agreement.

          (ii) Alter, amend, supplement, or otherwise change any Executive Agreement.

          (iii) Pay, provide, or facilitate any Executive Pay other than as provided in an Executive Agreement or, if not covered by an Executive Agreement, as permitted pursuant to Section 5-21, above.

     5-23. Additional Assurances.

     (a) The Borrower is not the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4) will be not be subject to a perfected security interest in favor of the Lender (subject only to those Encumbrances (if any) described on EXHIBIT 5-5, annexed hereto) to secure the Liabilities.

     (b) The Borrower will not hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Lender to secure the Liabilities (subject only to Encumbrances (if any) permitted pursuant to Section 5-5, above).

     (c) The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Lender's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be required by the Lender with respect to the recordation and/or perfection of the security interests created herein.

     (d) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 5-23 shall be sufficient for filing to perfect the security interests granted herein.

     5-24. Adequacy of Disclosure.

     (a) All financial statements furnished to the Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

     (b) The Borrower does not have any contingent obligations or obligation under any Lease or capital lease which is not noted in the Borrower's financial statements furnished to the Lender prior to the execution of the within Agreement.

     (c) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of the within Agreement by the Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

     5-25. Other Covenants. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

     5-26. Warrants. Concurrently with the execution of this Agreement, Borrower has issued to Lender warrants to acquire 110,000 shares of Borrower's common stock at a price of $5.00 per share. In the event that borrower has not completed a subsequent offering of its stock prior to May 31, 1998, the Company will grant to Lender, as additional compensation for the credit facilities created hereby and not as collateral security therefor, certain stock appreciation rights ("SAR") entitling Lender to receive compensation in the event of a stock sale, asset sale or merger (each a "Triggering Event") occurring prior to April 30, 2001 (the "End Date") in an amount equal to five percent (5%) (the "Available Percentage") of the consideration in excess of Three Million ($3,000,000.00) Dollars (the "Consideration") paid or to be paid in connection with such Triggering Event. In addition to the SAR, Lender shall have the right from time to time, exercised at its option, to put in whole or in part at any time until the End Date the Available Percentage to the Company (the "Put Right") representing a percentage of the Company's earnings before interest and taxes, depreciation and amortization ("EBITDA") pursuant to and in accordance with an appreciation rights agreement (the "Appreciation Rights Agreement") in form and substance satisfactory to Lender and its counsel. Finally, pursuant to the provisions of the Appreciation Rights Agreement, in the event that the Company distributes any dividend or other payment in respect of any issue of the Company's capital stock, the Company shall distribute to Lender an amount (a "Deemed Dividend") equal to five percent (5%) of the aggregate amount so distributed. Upon the execution and delivery of such agreement to the Lender, the Lender will surrender the warrants described above to the Borrower for cancellation.

ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.

     6-1. Use of Inventory Collateral.

     (a) The Borrower shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course and shall not engage in sales or other dispositions to creditors; sales or other dispositions in bulk; and any use of any of the Inventory in breach of any provision of this Agreement.

     (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender

     6-2. Inventory Quality. All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

     6-3. Adjustments and Allowances. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Lender's prior written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this Section 6-3 may be limited or terminated by the Lender at any time in the Lender's discretion.

     6-4. Validity of Accounts.

     (a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

     (b) As of the date hereof, unless otherwise disclosed to the Lender by the Borrower, the Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts and shall notify the Lender of any such fact immediately after Borrower becomes aware of any such impairment.

     (c) The Borrower shall not post any bond to secure the Borrower's performance under any agreement to which the Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of the Borrower (other than to the Lender) in the event of the Borrower's failure so to perform.

     6-5. Notification to Account Debtors. The Lender shall have the right at any time following and during the continuance of a Suspension Event or an Event of Default to notify any of the Borrower's Account Debtors to make payment directly to the Lender and to collect all amounts due on account of the Collateral.

ARTICLE 7 - CASH MANAGEMENT.

     7-1. Depository Accounts.

     (a) Annexed hereto as EXHIBIT 7-1 is a Schedule of all present DDA's, which
Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; (iii) a contact person at such depository; and (iv) the telephone number of the contact person.

     (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of the within Agreement:

          (i) Proof of the mailing, to each depository institution with which any DDA is maintained (other than the Funding Account or any Local DDA) of notification (in form satisfactory to the Lender ) of the Lender's interest in such DDA.

          (ii) An agreement (in form satisfactory to the Lender ) with any depository institution at which a Blocked Account is maintained.


     (c) The Borrower will not establish any DDA hereafter (other than a Local
DDA) unless the Borrower, contemporaneous with such establishment, the Borrower delivers to the Lender an agreement (in form satisfactory to the Lender) executed on behalf of the depository with which such DDA is being established.

     7-2. Credit Card Receipts.

     (a) Annexed hereto as EXHIBIT 7-2, is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of all credit card charges for sales by the Borrower.

     (b) The Borrower shall deliver to the Lender, as a condition to the effectiveness of the within Agreement, proof of the mailing to each of the Borrower's credit card clearinghouses and processors of notice (in form satisfactory to the Lender), which notice provides that, at the Lender's option, payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Transfer Account. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Lender.

     7-3. The Transfer and the Funding Accounts.

     (a) The following checking accounts have been or will be established (and are so referred to herein):

          (i) The Transfer Account: Established by the Lender with The Chase Manhattan Bank, N.A.

          (ii) The Funding Account: Established by the Borrower with Fleet National Bank.

          (iii) The Blocked Account: Established by the Borrower with Fleet National Bank over which the Lender alone has the power of application or withdrawal.

     (b) The contents of the Blocked Account constitutes Collateral and Proceeds of Collateral.

     (c) The Borrower:

          (i) Contemporaneous with the execution of the within Agreement, shall provide the Lender with such agreement of the depository with which the Blocked Account is maintained as may be satisfactory to the Lender; and

          (ii) Shall not establish any Blocked Account hereafter except upon not less than thirty (30) days prior written notice to the Lender and the delivery to the Lender of a similar such agreement.

     (d) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the Lender or by any bank in which any account is opened as required hereby (even if such account is opened by the Lender).

     7-4. Proceeds and Collection of Accounts.

     (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrower for the Lender; shall not be commingled with any of the Borrower's other funds; and shall be deposited and/or transferred only to the Blocked Account.

     (b) The Borrower shall cause the ACH or wire transfer to the Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of:

          (i) the then contents of each DDA (other than (A) any Local DDA and (B) the Funding Account), each such transfer to be net of any minimum balance, not to exceed Seven Hundred Fifty ($750.00) Dollars, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained); and

          (ii) the proceeds of all credit card charges not otherwise provided for pursuant hereto.

     (c) Whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Transfer Account, no less frequently than daily, of then entire closing collected balance of the Blocked Account.

     (d) In the event that, notwithstanding the provisions of this Section 7-4, the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Lender and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than as instructed by the Lender.

     7-5. Payment of Liabilities.

     (a) On each Banking Day, the Lender shall apply, towards the Liabilities, the then collected balance of the Transfer Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Transfer Account is maintained), provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made two (2) Banking Days after such transfer.

     (b) The Lender shall transfer to the Funding Account any surplus in the Transfer Account remaining after the application towards the Liabilities referred to in Section 7-5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that both (i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Lender may establish a funded reserve of up to one hundred ten (110%) percent of the aggregate Stated Amounts of such L/C's.

     7-6. The Funding Account. Except as otherwise specifically provided in, or permitted by, the within Agreement, all checks shall be drawn by the Borrower upon, and other disbursements made by the Borrower solely from, the Funding Account.

ARTICLE 8 - LENDER AS BORROWER'S ATTORNEY-IN-FACT.

     8-1. Appointment as Attorney-In-Fact. The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Lender. Such appointment shall become effective and shall remain in effect upon the occurrence and continuance of a Suspension Event or an Event of Default. The rights and powers granted the Lender by the within appointment include but are not limited to the right and power to:

          (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

          (b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Lender shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrower, or other legal representative of the Borrower whom the Lender determines to be the appropriate person to whom to so turn over such mail.

          (c) Endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

          (d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

          (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

          (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

          (g) Use, license or transfer any or all General Intangibles of the Borrower.

          (h) Sign and file or record any financing or other statements in order to perfect or protect the Lender's security interest in the Collateral.

     8-2. No Obligation to Act. The Lender shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 8-1 herein, but if the Lender elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Lender has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS.

     9-1. Maintain Records. The Borrower shall:

          (a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

          (b) Timely provide the Lender with those financial reports, statements, and schedules required by this Article 9 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the period(s) covered therein.

          (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

          (d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

          (e) Not change the Borrower's fiscal year.

          (f) Not change the Borrower's taxpayer identification number.

     9-2. Access to Records.

     (a) The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender and the Lender's representatives shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender. Unless there has occurred a Suspension Event or an Event of Default which is continuing, the Lender shall give Borrower fourteen (14) days notice of any intended audit.

     (b) The Borrower hereby authorizes the Lender and the Lender's representatives to:

          (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Lender and the Lender's representatives with respect thereto.

          (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

     9-3. Immediate Notice to Lender.

     (a) The Borrower shall provide the Lender with written notice immediately upon its knowledge of the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

          (i) Any change in the Borrower's Executive Officers, officers, directors, controllers or key employees.

          (ii) The completion of any physical count of the Borrower's Inventory (together with a copy of the certified results thereof).

          (iii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

          (iv) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than twenty (20) days following the day on which such rent first came due. If the Borrower has any dispute with any landlord with respect to rents payable or other matters, the Borrower shall give written notice of said dispute.

          (v) Any material change in the business, operations, or financial affairs of the Borrower.

          (vi) The occurrence of any Suspension Event.

          (vii) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 9-1(d)).

          (viii) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

     (b) The Borrower shall:

          (i) Provide the Lender , when so distributed, with copies of any materials distributed to the shareholders of the Borrower (in their capacity as such shareholders).

          (ii) Add the Lender as an addressee on all mailing lists maintained by or for the Borrower.

          (iii) At the request of the Lender, from time to time, provide the Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio such advertising).

          (iv) Provide the Lender, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

     9-4. Borrowing Base Certificate. The Borrower shall provide the Lender, daily, with a Borrowing Base Certificate (in the form of EXHIBIT 9.4 annexed hereto, as such form may be revised from time to time by the Lender ) and shall also provide Lender, daily, with an Average Cost Inventory Report (such report to be in form and substance satisfactory to Lender). Such Certificate and such Report shall be submitted to Lender on each day that Borrower requests a loan and in all events, shall be submitted to Lender on Wednesday and Friday of each week. Such Certificate and such Report may be sent to the Lender by facsimile transmission, provided that the originals thereof are forwarded to the Lender on the date of such transmission.

     9-5. Weekly Reports. Weekly, on Wednesday of each week (as of the then immediately preceding Saturday) the Borrower shall provide the Lender with a Flash Sales Report (Borrower format acceptable). Such reports may be sent to the Lender by facsimile transmission, provided that the original thereof is forwarded to the Lender on the date of such transmission.

     9-6. Monthly Reports.

     (a) Monthly, the Borrower shall provide the Lender with original counterparts of (each in such form as the Lender from time to time may specify):

          (i) Within Fifteen (15) days of the end of the previous month:

               (A)  An Average Cost Report.
               (B)  An Inventory on Order Report and Receivings.
               (C)  Summary of monthly sales and payment type report
               (D)  Summary of monthly receivings by vendor

          (ii) Within Forty (40) days of the end of the previous month:

               (A) A Statement of Gross Margin.

               (B) Reconciliation of Inventory to the general ledger as of the end of the subject month.

               (C) An aging of the Borrower's accounts payable.

               (D) An internally prepared financial statement of the Borrower's financial condition at, and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.

               (E) A statement of Store Activity (Borrower's format).

               (F) a Rollforward of perpetual inventory.

     (b) For purposes of Section 9-6(a)(i), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be October, 1997 and for purposes of Section 9-6(a)(ii), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be October, 1997.

     9-7. Quarterly Reports. Quarterly, within Forty Five (45) days following the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Lender with an original counterpart of a management prepared financial statement of the Borrower for the period from the beginning of the Borrower's then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

     9-8. Annual Reports.

     (a) Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum, a balance sheet, income statement, statement of changes in shareholders' equity, cash flows and all forms which are now or may in the future be required to be filed with the Securities and Exchange Commission.

     (b) Each annual statement shall be accompanied by such accountant's Certificate indicating that to the best knowledge of such accountant, no event has occurred which is or which, solely with the passage of time or the giving of notice (or both) would be, an Event of Default.

     9-9. Officers' Certificates. The Borrower shall cause the Borrower's President and Chief Financial Officer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

          (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at~the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however (with the exception of the Certificate which accompanies such annual statement) to usual year end adjustments.

          (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

          (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 9-12, below.

          (d) Indicate that all taxes (broken down by type and taxing authority) have or have not been paid.

          (e) Indicate that all rent and additional rent (broken down by store location) due pursuant to any store lease have or have not been paid.

     9-10. Inventories. Appraisals. and Audits.

     (a) The Lender, at the expense of the Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower.

     (b) Upon the Lender's request from time to time, the Borrower shall obtain, or shall permit the Lender to obtain (in all events, at the Borrower's expense) physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to the Lender and following such methodology as may be required by the Lender, each of which physical counts and/or inventories shall be observed by the Borrower's accountants. The Lender will require the Borrower to conduct two (2) such counts and/or inventories during each twelve (12) month period during which the within Agreement is in effect, but in its discretion, may undertake additional such counts or inventories during such period.

     (c) Upon the Lender's request from time to time, the Borrower shall permit the Lender to obtain appraisals (in all events, at the Borrower's expense) conducted by such appraisers as are satisfactory to the Lender.

     (d) The Lender contemplates conducting three (3) commercial finance audits (in each event, at the Borrower's expense in the amount of $750.00 per man day, plus expenses) of the Borrower's books and records during any twelve (12) month period during which the within Agreement is in effect, but in its discretion, may undertake additional such audits during such period.

     (e) The Lender from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Lender shall provide the Borrower with a copy of any non-company confidential results of such mystery shopping.

     9-11. Additional Financial Information.

     (a) In addition to all other information required to be provided pursuant to this Article 9, the Borrower promptly shall provide the Lender with such other and additional information concerning the Borrower and any guarantor of the Liabilities, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

     (b) The Borrower may provide the Lender, from time to time hereafter, with updated Business Plans. In all events, the Borrower, no sooner than ninety (90) nor later than sixty (60) days prior to the end of each of the Borrower's fiscal years, shall furnish the Lender with an updated and extended Business Plan which shall go out at least through the end of the then next fiscal year. In each event, such updated and extended Business Plans shall be prepared pursuant to a methodology and shall include such assumptions as are satisfactory to the Lender. The Lender, following the receipt of any of such Business Plans, may, but shall not be under any obligation to, revise the financial performance covenants included on EXHIBIT 9-12, annexed hereto.

     9-12. Financial Performance Covenants. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 9-12(a), annexed hereto, certain of which covenants are based on the Business Plan set forth on EXHIBIT 9-12(b), annexed hereto.

     9-13. Electronic Reporting. At Lender's option all information and reports required to be substituted to Lender by Borrower shall be transmitted electronically pursuant to an electronic transmitting reporting system and shall be in a record layout format designated by Lender from time to time. Lender shall not require electronic reporting if such reporting is beyond the then capabilities of the systems maintained by the Borrower.

ARTICLE 10 - EVENTS OF DEFAULT

     The occurrence of any event described in this Article 10 respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10-11, any and all Liabilities shall become due and payable without any further act on the part of the Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Lender and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

     10-1. Failure to Pay Revolving Credit. The failure by the Borrower to pay any amount when due under the Revolving Credit.

     10-2. Failure To Make Other Payments. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

     10-3. Failure to Perform Covenant or Liability (No Grace Period). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in section 10-1 or section 10-2, above, and included in any of the following provisions hereof:

                           Section          Relates to:
                           -------          -----------

                           5-4              Location of Collateral
                           5-5              Title to Assets
                           5-6              Indebtedness
                           5-7              Insurance Policies
                           5-12(d)          Pay Taxes

                           5-21             Affiliate Transactions

                           5-23             Additional Assurances
                           Article 7        Cash Management
                           Article 9        Financial Reporting Requirements
                                            and Financial Covenants

     10-4. Failure to Perform Covenant or Liability (Grace Period). The failure by the Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement, other than those described in Sections 10-1, 10-2 or 10-3, or in any other agreement with Lender which is not remedied within the earlier of twenty (20) days after (i) notice thereof by Lender to Borrower, or (ii) the date Borrower was required to give notice to Lender pursuant to Section 9-3(a)(vi) hereof.

     10-5. Misrepresentation. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender, was not true or complete in all material respects when given.

     10-6. Acceleration of Other Debt. Breach of Lease. The occurrence of any event such that any Indebtedness of the Borrower to any creditor other than the Lender is accelerated or, without the consent of the Borrower, any Lease is terminated.

     10-7. Default Under Other Agreements. The occurrence of any breach or default under any agreement between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

     10-8. Casualty Loss. Non-Ordinary Course Sales. The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral having a fair market value in excess of Twenty Thousand ($20,000.00) Dollars, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Collateral having a fair market value in excess of Twenty Thousand ($20,000.00) Dollars.

     10-9. Judgment. Restraint of Business.

     (a) The service of process upon the Lender or any Participant seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender or such Participant.

     (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

     (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     10-10. Cessation of Business or Voluntary Insolvency Proceedings. The (i) cessation of operations of Borrower's business as conducted on the date of this Agreement; (ii) filing by Borrower of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (iii) making by Borrower of a general assignment for the benefit of creditors; (iv) consent by the Borrower to the appointment of a receiver or trustee, including, without limitation, a "custodian," as defined in the Bankruptcy Code, for Borrower or any of Borrower's assets; (v) making of any, or sending of any, notice of any intended, bulk sale by Borrower; or (vi) execution by Borrower of a consent to any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of, claims against or winding up of affairs of, Borrower.

     10-11. Involuntary Insolvency Proceedings. The appointment (which appointment shall not be vacated or such petition or proceeding shall not be dismissed with sixty (60) days after such appointment, filing or institution) of a receiver, trustee, custodian, or officer performing similar functions, including, without limitation, a "custodian," as defined in the Bankruptcy Code, for Borrower or any of Borrower's assets; or the filing against Borrower of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction now or hereafter in effect; or of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of Borrower shall be instituted against Borrower.

     10-12. Insecurity. The occurrence of any event or circumstance with respect to the Borrower such that Lender shall believe in good faith that the prospect of payment of all or any part of the Liabilities or the performance by the Borrower under this Agreement or any other agreement between the Lender and the Borrower is impaired or there shall occur any material adverse change in the business or financial condition of the Borrower.

     10-13. Default by Guarantor or Related Entity. The occurrence of any of the foregoing Events of Default with respect to any guarantor of the Liabilities, or the occurrence of any of the foregoing Events of Default with respect to any parent (if the Borrower is a corporation), subsidiary, or Related Entity, as if such guarantor, parent, or Related Entity were the "Borrower" described therein.

     10-14. Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, the Borrower, any Executive Officer or any guarantor of the Liabilities under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     10-15. Termination of Guaranty. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

     10-16. Challenge to Loan Documents.

     (a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

     (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

     10-17. Change in Board of Directors. The failure to maintain Michael Recca or his designee as a member of the Board of Directors of Borrower.

     10.18. Past Due Tax Returns. The failure to file all past due federal and state income tax returns and pay all taxes shown as due thereon, together with all interest and penalties prior to November 30, 1997 and to submit satisfactory evidence of the same to the Lender by that date.

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT

     In addition to all of the rights, remedies, powers, privileges, and discretions which the Lender is provided prior to the occurrence of an Event of Default, the Lender shall have the following rights and remedies upon the occurrence of any Event of Default and at any time thereafter. No stay which otherwise might be imposed pursuant to the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Lender's exercise of any of such rights and remedies.

     11-1. Rights of Enforcement. The Lender shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Lender shall have all and each of the following rights and remedies:

          (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

          (b) To take possession of all or any portion of the Collateral.

          (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Lender deems advisable and with or without the taking of possession of any of the Collateral.

          (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

          (e) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

          (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

     11-2. Sale of Collateral.

     (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Lender deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Lender's disposition of the Collateral.

     (b) The Lender, in the exercise of the Lender's rights and remedies upon default, may conduct one or more going out of business sales, in the Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Lender or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

     (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall provide the Borrower with such notice as may be practicable under the circumstances), the Lender shall give the Borrower at least seven (7) business days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Lender's rights and remedies upon default.

     (d) The Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

     (e) The Lender shall apply the proceeds of any exercise of the Lender's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Lender determines.

     11-3. Occupation of Business Location. In connection with the Lender's exercise of the Lender's rights under this Article 11, the Lender may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Lender . The Lender shall not be required to remove any of the Collateral from any such premises upon the Lender's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Lender be liable to the Borrower for use or occupancy by the Lender of any premises pursuant to this Article 11, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Lender's exercise of the Lender's Rights and Remedies.

     11-4. Grant of Nonexclusive License. The Borrower hereby grants to the Lender a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Lender's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

     11-5. Assembly of Collateral. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Lender and Borrower.

     11-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Lender hereunder (herein, the "Lender's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Lender in exercising or enforcing any of the Lender's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Lender of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Lender's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Lender and any person, at any time, shall preclude the other or further exercise of the Lender's Rights and Remedies. No waiver by the Lender of any of the Lender's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Lender's Rights and Remedies and all of the Lender's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine. The Lender's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

     11-7. Upon the happening and continuance of one or more events described in
Section 10-11, the Lender's obligation hereunder to make loans and advances shall be cancelled immediately, automatically and without notice. Notwithstanding the foregoing, the Lender's obligations hereunder to make loans and advances to the Borrower shall be reinstated if, within five (5) days of the appointment, filing or institution described in Section 10-11, the Borrower obtains an order in form and substance satisfactory to the Lender confirming that the security interest created pursuant to this Agreement extends to property, proceeds, products, offsprings or profits acquired by the Borrower or the estate of the Borrower after the commencement of such proceeding to extend provided by this Agreement and by applicable new bankruptcy law.

ARTICLE 12 - NOTICES.

     12-1. Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

         If to the Lender:              Paragon Capital LLC
                                        Paragon Towers
                                        233 Needham Street
                                        Newton, Massachusetts 02164
                                        Attention:  Andrew H. Moser, President
                                        Phone:(617) 964-2100
                                        Fax:  (617) 964-9446

         With a copy to:                Joel B. Rosenthal, Esq.
                                        Shapiro, Israel & Weiner, P.C.
                                        100 North Washington Street
                                        Boston, Massachusetts  02114
                                        Phone: (617) 742-4200
                                        Fax:   (617) 742-2355

         If to the Borrower:            Harvey Electronics, Inc.
                                        205 Chubb Avenue
                                        Lyndhurst, NJ 07071
                                        Attention: Joseph J. Calabrese,
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                        Phone:(201) 842-0078
                                        Fax:  (201) 842-0660

         With a copy to:                Ruskin, Moscou, Evans & Faltischek, P.C.
                                        170 Old Country Road
                                        Mineola, NY 11501-4366

                                        Attention: Jeffrey A. Wurst, Esq.
                                        Phone:(516) 663-6535
                                        Fax:  (516) 663-6678

     12-2. Notice Given.

     (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

          (i) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

          (ii) By recognized overnight express delivery: the Banking Day following the day when sent.

          (iii) By hand: If delivered on a Banking Day after 9:00 A.M. and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Banking Day.

          (iv) By facsimile transmission (which must include a header indicated the party sending such transmission): If sent on a Banking Day after 9:00 A.M. and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Banking Day.

     (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

ARTICLE 13 - TERM.

     13-1. Termination of Revolving Credit. This Agreement is, and is intended to be, a continuing agreement and shall remain in full force and effect for an initial term ending on the Maturity Date, and thereafter for successive twelve-month periods, each beginning on the first day of October (commencing October 1, 2000) of each year and ending on September 30 of the following year (each such twelve-month period is hereinafter referred to as a "renewal term"); provided, however, that either party may terminate this Agreement as of the end of the initial term or any subsequent renewal term by giving the other party notice to terminate in writing at least sixty (60) days prior to the end of any such period whereupon at the end of such period all Liabilities shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of the Liabilities is otherwise due and payable pursuant to the agreement or instrument evidencing same. Lender may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the security interest, Lender's rights and remedies hereunder and Borrower's obligations and liabilities hereunder shall survive any termination of this Agreement and shall remain in full force and effect until all of the Liabilities outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Lender, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until such final and irrevocable payment in full of the Liabilities, as described in the preceding sentence.

     13-2. Effect of Termination. Upon the termination of Revolving Credit, the Borrower shall pay the Lender (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any then remaining installments of the Commitment Fee; any then remaining balance of the Facility Fee; any accrued and unpaid Line Fee; any Prepayment Premium and all unreimbursed costs and expenses of the Lender for which the Borrower is responsible, and shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Lender. Until such payment, all provisions of this Agreement, other than those contained in Article 1 which place an obligation on the Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Lender of the security interests granted the Lender by the Borrower hereunder may be upon such conditions and indemnifications as the Lender may require.

     13-3. Prepayment Premium. If Borrower pays in full all or substantially all of the Liabilities prior to the end of the initial term of this Agreement (or any renewal term), other than temporarily from funds internally generated in the ordinary course of business, at the time of such payment Borrower shall also pay to Lender a prepayment premium of $50,000. Any tender of payment in full of the Liabilities following an acceleration by Lender of the Liabilities pursuant to
Article 10, shall be for purposes of this section deemed to be a prepayment requiring Borrower to pay the aforementioned prepayment premium.

     Such prepayment premium shall be paid to Lender as liquidated damages for the loss of the bargain by Lender and not as a penalty.

ARTICLE 14 - GENERAL.

     14-1. Protection of Collateral. The Lender has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Lender and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Lender may include reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Lender.

     14-2. Successors and Assigns. This Agreement shall be binding upon the

Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

     14-3. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     14-4. Amendments. Course of Dealing.

     (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Lender in the manner by which Availability is determined shall obligate the Lender to continue to determine Availability in that manner.

     (b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Lender. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Lender, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Lender shall be in reliance upon all representations and warranties theretofore made to the Lender by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

     14-5. Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. Such appointment to become effective and to remain in effect upon the occurrence and continuance of a Suspension Event or an Event of Default.

     14-6. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Lender determines in its sole discretion. The Borrower shall remain liable for any deficiency remaining following such application.

     14-7. Lender's Costs and Expenses. The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

         14-8. Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         14-9. Massachusetts Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

         14-10.   Consent to Jurisdiction.

     (a) The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Middlesex County, Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

     (b) Nothing herein shall affect the right of the Lender to bring legal actions or proceedings in any other competent jurisdiction.

     (c) The Borrower agrees that any action commenced by the Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Middlesex County, Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

     14-11. Indemnification. The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, or agent of the Lender (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrower or of any other guarantor or endorser of the Liabilities Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower.

     14-12. Right of Set-Off. Any and all deposits or other sums at any time credited by or due to the undersigned from the Lender or from any participant (a "Participant") with the Lender in the credit facility contemplated hereby and any cash, securities, instruments or other property of the undersigned in the possession of the Lender or any Participant, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the undersigned to the and any Participant, and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Lender or any Participant.

     14-13. Maximum Interest Rate. Regardless of any provision of any Loan Document, the Lender shall never be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

     14-14. Usury Savings Clause. It is the intention of the parties hereto to comply strictly with applicable usury laws, if any; accordingly, notwithstanding any provisions to the contrary in this Agreement or any other Loan Documents, in no event shall this Agreement or such Loan Document require or permit the payment, taking, reserving, receiving, collecting or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, paid, taken, reserved, collected or received in connection with the Liabilities or in any communication by Lender or any other person to the Borrower or any other person, or in the event all or part of the principal of the Liabilities or interest thereon shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, collected, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement shall exceed the maximum amount of interest permitted by applicable usury laws, if any, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment of the Liabilities shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, if any, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereof or, if the Liabilities have been or would be paid in full by such credit, refunded to the Borrower, and (iv) the provisions of this Agreement and the other Loan Documents, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, collected, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Liabilities, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved or received. The terms of this paragraph shall be deemed to be incorporated in every Loan Document and communication relating to the Liabilities.

     14-15. Waivers.

     (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14-14(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.


     (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING.

          (i) Except as otherwise specifically required in this Agreement, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

          (ii) Except as otherwise specifically required in this Agreement, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

          (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN

     THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

          (iv) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

          (v) Any claim to consequential, special, or punitive damages.

     14-16. Confidentiality. This Agreement and the terms hereof are confidential, and neither the contents of this Agreement or the details of this Agreement may be shown or disclosed by the Borrower to any bank, finance company or other lender without the prior written consent of the Lender.

     14-17. Right to Publish Notice. Lender may, at Lender's discretion and expense, publicize or otherwise advertise by so-called "tombstone" advertising or otherwise Lender's financing transaction with the Borrower.

     Executed as a sealed instrument this 3rd day of November, 1997.

                                           HARVEY ELECTRONICS, INC.
                                           (BORROWER)

                                           By:
                                              ----------------------------------
                                              Print Name: Joseph Calabrese
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                           PARAGON CAPITAL LLC

                                           (LENDER)

                                           By:
                                              ----------------------------------
                                              Print Name: Andrew H. Moser
                                              Title: President

                   EXHIBIT 1-6 TO LOAN AND SECURITY AGREEMENT

                                   MASTER NOTE
                                   (REVOLVING)

$3,300,000.00                                              Newton, Massachusetts
                                                                November 3, 1997

     For value received, the undersigned, Harvey Electronics, Inc., a New York corporation (the "Borrower"), hereby promises to pay on September 30, 2000 (the "Maturity Date", unless extended as provided in Article 13-1 of the Loan Agreement (as defined below), in which event the Maturity Date shall be the last day of the applicable renewal term), to the order of Paragon Capital LLC, a Delaware limited liability company (the "Lender"), at its main office in Newton, Massachusetts, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Three Hundred Thousand ($3,300,000.00) Dollars or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Loan and Security Agreement of even date herewith (the "Loan Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.

     This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the Master Note referred to in the Loan Agreement.

     This Note is secured, among other things, pursuant to the Loan Agreement and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     This Note shall be deemed to be under seal.

                                                HARVEY ELECTRONICS, INC.

                                                By:
                                                   -----------------------------

                                    EXHIBIT 3


     "Acceptable Inventory": Such of the Borrower's Inventory, at such locations, and of such types, character, qualities and quantities, (net of Inventory Reserves) as the Lender in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances.

     "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC.

     "ACH": Automated clearing house.

     "Account Debtor": Has the meaning given that term in the UCC.

     "Affiliate": With respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than twenty-five (25%) percent of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than twenty-five (25%) percent of their respective ownership is directly or indirectly held by the same third Person.

     "Annual Facility Fee": Is defined in Section 1-9(b)(iii).

     "Availability": Means that amount available for loans and advances as calculated by the Lender based upon the lending formula set forth in Section 1.1(b).

     "Availability Reserves": Such reserves as the Lender from time to time determines in the Lender's discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

          (a) Rent (based upon 30 days' past due rent and/or whether or not Landlord's Waiver, acceptable to the Lender, has been received by the Lender ).

          (b) In store customer credits, special customer deposits and gift certificates, provided that the Lender shall not create an Availability Reserve for in store customer credits and gift certificates prior to the first (1st) anniversary date of this Agreement.

          (c) Payables (based upon payables which are more than sixty (60) days past due).

          (d) The then outstanding Stated Amount of all standby L/C's.

          (e) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which may have priority over the security interests of the Lender in the Collateral.

     "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

     "Base": The Base Rate announced from time to time by Norwest Bank Minnesota National Association (or any successor in interest to Norwest Bank Minnesota National Association). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

     "Basis Point(s)": An amount which is equal to 1/100th of one (1%) percent. For example, one and one-half (1.5%) percent equals 150 basis points.

     "Borrower": Is defined in the Preamble.

     "Borrowing Base": Means up to seventy-five (75%) percent of Cost of Acceptable Inventory for the first twelve (12) months following the date hereof and seventy-three (73%) percent of Cost of Acceptable Inventory thereof, minus
(i) the then unpaid principal balance of the Loan Account, minus (ii) the then aggregate of such Availability Reserves as may have been established by the Lender, minus (iii) the then outstanding Stated Amount of all L/C's.

     "Banking Day": Any day other than (a) a Saturday, Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business.

     "Blocked Account": Defined in Section 7-3.

     "Business Plan": The Borrower's business plan annexed hereto as EXHIBIT 9-12(b) and any revision, amendment, or update of such business plan to which the Lender has provided its written sign-off.

     "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

     "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

     "Chattel Paper": Has the meaning given that term in the UCC.

     "Collateral": Is defined in Section 2-1.

     "Commitment Fee": Is defined in Section 1-9(a).

     "Control": The direct or indirect power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract, or otherwise. Included among such powers, with respect to a corporation, are power to cause any of following: (a) the election of a majority of its Board of Directors; (b) the issuance of additional shares of its common stock; (c) the issuance and designation of rights and shares of its preferred stock (if any); (d) the distribution and timing of dividends; (e) the award of performance bonuses to its management; (f) the termination or severance of officers or key employees; and (g) all or any similar matters.

     "Cost": The calculated moving average cost of purchases, as determined from invoices received by the Borrower, the Borrower's Stock Ledger, based upon the Borrower's accounting practices, known to the Lender, which practices are in effect on the date on which the within Agreement was executed. "Cost" does not include inventory capitalization costs, but may include other charges used in the Borrower's determination of cost of goods sold.

     "Costs of Collection" includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

     "Credit Limit": Means Three Million Three Hundred Thousand ($3,300,000.00) Dollars, minus (i) the then unpaid principal balance of the Loan Account, minus
(ii) the then aggregate of such Availability Reserves as may have been established by the Lender, minus (iii) the then outstanding Stated Amount of all L/C's.

     "DDA": Any checking or other demand daily depository account maintained by the Borrower.

     "Employee Benefit Plan": As defined in ERISA.

     "Encumbrance": Each of the following:

          (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

          (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

     "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

     "Environmental Laws": (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and (b) the common law relating to damage to Persons or property from Hazardous Materials.

     "ERISA": The Employee Retirement Security Act of 1974, as amended.

     "ERISA Affiliate": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

     "Events of Default": Is defined in Article 10.

     "Executive Agreement": Any agreement or understanding (whether or not written) to which the Borrower is a party or by which the Borrower may be bound, which agreement or understanding relates to Executive Pay.

     "Executive Officer": Each of Franklin Karp, Joseph J. Calabrese and any other Person who (without regard to title) is the successor to any of the foregoing or who exercises a substantial portion of the authority being exercised, at the execution of the within Agreement, by any of the foregoing or a combination of the such authority of more than one of the foregoing or who otherwise has Control of the Borrower.

     "Executive Pay": All salary, bonuses, and other value directly or indirectly provided by or on behalf of the Borrower to or for the benefit of any Executive Officer or any Affiliate, spouse, parent, or child of any Executive Officer.

     "Facility Fee": Is defined in Section 1-9(b).

     "Funding Account": Is defined in Section 7-3.


     "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

     "General Intangibles" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; Internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

     "Gross Margin": With respect to the subject accounting period for which being calculated, the following (determined in accordance with the retail method of accounting):

                        Sales (Minus) Cost of Goods Sold
                        --------------------------------
                                      Sales

     "Hazardous Materials": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

     "Indebtedness": All indebtedness and obligations of or assumed by any

Person on account of or in respect to any of the following:

          (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

          (b) For the payment of the purchase price of goods or services deferred for more than sixty (60) days beyond then current trade terms provided to such person by the supplier of such goods or services.

          (c) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

          (d) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

          (e) On account of deposits or advances.

          (f) As lessee under Capital Leases.

     "Indebtedness" of any Person shall also include:

          (a) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

          (b) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

          (c) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

     "Indemnified Person": Is defined in Section 14-11.

     "Inventory Reserves": Such Reserves as may be established from time to time by the Lender in the Lender's discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the current Retail or market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

          (a) Obsolescence (determined based upon Inventory on hand beyond a given number of days).

          (b) Seasonality.

          (c) Shrinkage reserve consistent with the prior performance and practice of the Borrower but not less than $25,000.00.

          (d) Imbalance.

          (e) Change in Inventory character, composition or mix.

          (f) Markdowns (both permanent and point of sale).

          (g) Retail markons or markups inconsistent with prior period practice and performance; current business plans; or advertising calendar and planned advertising events.

          (h) Trade-in merchandise.

          (i) Damaged merchandise and merchandise to be returned to vendors (to be calculated at 50% of inventory value at cost at location 145).

     "Issuer": The issuer of any L/C.

     "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of the Borrower and any acceptance made on account of such letter.

     "Landlord Lien State": Any state or other jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, may be senior to a perfected security interest in such assets.

     "Lease": Any lease or other agreement, no matter how styled or structured, which the Borrower is entitled to the use or occupancy of any space.

     "Lender's Rights and Remedies": Is defined in Section 11-6.

     "Liabilities" (in the singular, "Liability") includes, without limitation, all and each of the following, whether now existing or hereafter arising:

          (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

          (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.


          (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

          (d) All interest, fees, and reasonable charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

          (e) All reasonable costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

          (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

     "Loan Account": Is defined in Section 1-5.

     "Loan Documents": The within Agreement, each instrument and document executed and/or delivered as contemplated by Article 4, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

         "Local DDA": A depository account maintained by the Borrower, the only contents of which may be transfers from the Funding Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

     "Loan Maintenance Fee": Is defined in Section 1.9(c).

     "Master Note": Is defined in Section 1-6.

     "Maturity Date": September 30, 2000, unless extended as provided in Article 13-1, in which event the Maturity Date shall be the last day of the applicable renewal term.

     "Maximum Loan Exposure": The lesser, on any day, of the following, in each instance determined net of the unpaid principal balance of the Loan Account on that day: (a) the Borrowing Base, or (b) the Credit Limit.

     "One Turn State": Any state or other jurisdiction under whose statutory or common law the relative priority of the rights of a landlord in assets of that landlord's tenant, for unpaid rent, vis a vis the rights of the holder of a perfected security interest therein is dependent upon whether such security interest arose prior or subsequent to the subject asset's coming onto the demised premises.


     "Participant": Is defined in Section 14-14.

     "Percentage Points": The number of whole (and, if indicated, fractions (or decimal equivalents) of) integers of a percentage referred to in a financial performance covenant which consists of a ratio. For example, if a projected ratio were fifty (50%) percent and the actual ratio turned out to be fifty-five and 6/10 (55.6%) percent, the variance would be 5.6 Percentage Points.

     "Periodic Loan Maintenance Fee": Is defined in Section 1-9(c).

     "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

     "Receipts": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

     "Receivables Collateral": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, contract rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

     "Related Entity":

          (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; Controls or is Controlled by the Borrower or by any Affiliate of the Borrower.

          (b) Any Affiliate.

     "Requirement of Law": As to any Person:

          (a) (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

          (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.


     "Reserves": All (if any) Availability Reserves and Inventory Reserves.

     "Revolving Credit": Is defined in Section 1-1.

     "Stated Amount": The maximum amount for which an L/C may be honored.

     "Suspension Event": Any occurrence, circumstance, or state of facts which
(a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

     "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-11; or (c) the Lender's notice to the Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-11.

     "Transfer Account": Is defined in Section 7-3.

     "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

                                    EXHIBITS

     The following Exhibits to the within Loan and Security Agreement are respectively described in the section indicated. Those Exhibits in which no information has been inserted shall be deemed to read "None".

                                   EXHIBIT 5-2

                                Related Entities



                                   EXHIBIT 5-3

                                   Trade Names



                                   EXHIBIT 5-4

                                    Locations

       Address                                Property Located At Such Address
       -------                                --------------------------------

                                   EXHIBIT 5-5

                             Encumbrances and Liens


 Secured Party                                                  Payment Terms
 or Mortgagee                Description of Collateral     and Dates of Maturity
 ------------                -------------------------     ---------------------

                                     Leases
                                     ------

                           Description          Date of Lease
Lessor                     of Property              and Term      Rental Payable
------                     -----------          -------------     --------------

                                   EXHIBIT 5-6

                                  Indebtedness

Creditor      Principal Amount      Maturity Date    Monthly Payment  Collateral
--------      ----------------      -------------    ---------------  ----------


                                   Guaranties

                             Amount and Description
Primary Obligor              of Obligation Guaranteed    Beneficiary of Guaranty
---------------              ------------------------    -----------------------


                                   EXHIBIT 5-7

                               Insurance Policies

           Insurance Company                         Type and Amount of Coverage
           -----------------                         ---------------------------


                                  EXHIBIT 5-12

                                      Taxes


                                   EXHIBIT 7-1

                             Demand Deposit Accounts



                                   EXHIBIT 7-2

                            Credit Card Arrangements

                   EXHIBIT 9-4 TO LOAN AND SECURITY AGREEMENT

                           BORROWING BASE CERTIFICATE


            [To Be Prepared by Paragon for Each Specific Transaction]

                 EXHIBIT 9-12(a) TO LOAN AND SECURITY AGREEMENT

                         FINANCIAL PERFORMANCE COVENANTS


                        FINANCIAL AND INVENTORY COVENANTS

Min/Max Inventory

For the three (3) month period ending on the last day of each month of Borrower's fiscal year, average end of month inventory at cost shall be at least 85% of the amount set forth in the Business Plan, or an amount equal to the number of stores actually opened and those anticipated to be open in the next succeeding 120 days, and not more than 115% of the Business Plan; exclusive of "opportunistic buys" (those purchases deemed extraordinary given trade terms granted different than those typically offered to the company DOCUMENTATION SUBJECT TO THE SOLE SATISFACTION OF THE LENDER).

Minimum Gross Margin Test

Gross Margin shall not vary from the Business Plan in any one fiscal month by more than 4 Percentage Points or 332% for the twelve (12) month period ending on the last day of such month.

Capital Expenditures

Capital Expenditures shall not exceed $125,000.00 on an annualized bases in accordance with the Business Plan.

Operating Income/(Loss)

For each monthly period beginning on November 30, 1997, income from continuing operations (excluding non-cash items and extraordinary expenses) shall not vary from the Business Plan by (a) more than $200,000.00 for the three (3) month period ending on the last day of the applicable month, or (b) more than $300,000.00 for such month.

Trade Accounts Payable and Inventory Purchases

For the three (3) month period ending on the last day of each monthly period, the ratio of trade accounts payable to end of month inventory must not be less than .3 to 1 and inventory receipts for such period must not be less than 75% of planned purchases set forth in the Business Plan.

                 EXHIBIT 9-12(b) TO LOAN AND SECURITY AGREEMENT

                                  BUSINESS PLAN


           [To Be Prepared by Borrower for Each Specific Transaction]

                EXHIBIT 9-12(b) TO LOAN AND SECURITY AGREEMENT
                ----------------------------------------------

                                BUSINESS PLAN

          [To Be Prepared by Borrower for Each Specific Transaction]

                                 MASTER NOTE
                                 (REVOLVING)

    $3,300,000.00                                    Newton, Massachusetts
                                                          November 3, 1997

         For value received, the undersigned, Harvey Electronics, Inc., a New York corporation (the "Borrower"), hereby promises to pay on September 30, 2000 (the "Maturity Date", unless extended as provided in Article 13-1 of the Loan Agreement (as defined below), in which event the Maturity Date shall be the last day of the applicable renewal term), to the order of Paragon Capital LLC, a Delaware limited liability company (the "Lender"), at its main office in Newton, Massachusetts, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Three Hundred Thousand ($3,300,000.00) Dollars or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower hereunder, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Loan and Security Agreement of even date herewith (the "Loan Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.

         This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the Master Note referred to in the Loan
    Agreement.

         This Note is secured, among other things, pursuant to the Loan Agreement and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.


         Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

         This Note shall be deemed to be under seal.


                                   HARVEY ELECTRONICS, INC.


                                   By:_______________________________
                                      Joseph J. Calabrese, Executive
                                      Vice President

                          TRADEMARK SECURITY AGREEMENT
                          ----------------------------

         THIS SECURITY AGREEMENT is entered into as of November 3, 1997, by and between Harvey Electronics, Inc., with the previous name of The Harvey Group Inc., a New York corporation having its principal place of business at 205 Chubb Avenue, Lyndhurst 07071 (the "Borrower"), and Paragon Capital LLC, a Delaware limited liability company with a usual place of business at 233 Needham Street, Newton, Massachusetts 02164 ("Paragon").

         NOW THEREFORE, in consideration of the premises, Borrower hereby agrees with Paragon as follows:

1. Grant of Security Interest. Borrower hereby grants to Paragon a first priority security interest in, and conditionally assigns, but does not transfer title to Paragon, all of Borrower's right, title and interest in and to the following (collectively, the "Collateral") to secure payment and performance of all obligations of Borrower to Paragon whether such obligations are direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation, those liabilities of Borrower to Paragon pursuant to a Loan and Security Agreement dated November 3, 1997, between Paragon and Borrower (the "Loan Agreement") (collectively, the "Obligations").

         The Collateral shall consist of the following:

         (a) Each of the trademarks, and rights and interests protectible as trademarks, which are presently, or in the future may be, owned, created, acquired or used (whether pursuant to a license or otherwise) by Borrower, in whole or in part, and all trademark rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights;

         (b) All of Borrower's right, title and interest, in and to the trademarks and trademark registrations listed on Schedule A attached hereto, as the same may be updated hereafter from time to time;

         (c) All of Borrower's right, title and interest to register trademark claims under any state or federal trademark law or regulation of any foreign country, and to apply for, renew and extend the trademark registrations and trademark rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Borrower or in the name of Paragon for past, present and future infringements of the trademarks, registrations or trademark rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and the associated goodwill;

         (d) All general intangibles relating to the Collateral; and

         (e) All proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral.

2. Warranties and Representations. Borrower hereby warrants and represents to Paragon the following:

         (a) A true and complete schedule setting forth all federal and state trademark registrations owned or controlled by Borrower or licensed to Borrower, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Schedule A;

         (b) Each of the trademarks and trademark registrations is valid and enforceable, and Borrower is not presently aware of any past, present or prospective claim by any third party that any of the trademarks are invalid or unenforceable, or that the use of any trademarks violates the rights of any third person, or of any basis for any such claims;

         (c) Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the trademarks and trademark registrations free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, shop rights and covenants by Borrower not to sue third persons;

         (d) Borrower has used and will continue to use proper statutory notice in connection with its use of each of the trademarks;

         (e) Borrower has used and will continue to use consistent standards of high quality (which may be consistent with Borrower's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the trademarks, including, to the extent applicable, in the operation and maintenance of its merchandising operations, and will continue to maintain the validity of the trademarks;

         (f) Except for the filing of financing statements with the Secretary of State of New Jersey and the Town Clerk of Lyndhurst under the Uniform Commercial Code and filings with the United States Patent and Trademark Office necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by Borrower of the security interest hereunder or for the execution, delivery or performance of this Agreement by Borrower or for the perfection of or the exercise by Paragon of its rights hereunder to the Collateral in the United States.

3. After-Acquired Trademark Rights. If Borrower shall obtain rights to any new trademarks, the provisions of this Agreement shall automatically apply thereto. Borrower shall give prompt notice in writing to Paragon with respect to any such new trademarks or renewal or extension of any trademark registration. Borrower shall bear any expenses incurred in connection with future applications for trademark registration.

4. Litigation and Proceedings. Borrower shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and its own expense, such suits, administrative proceedings or other actions for infringement or other damages as are in its reasonable business judgment necessary to protect the Collateral. Borrower shall provide to Paragon any information with respect thereto requested by Paragon. Paragon shall provide at Borrower's expense all necessary cooperation in connection with any such suit, proceeding or action, including, without limitation, joining as a necessary party. Following Borrower's becoming aware thereof, Borrower shall notify Paragon of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, or any United States, state or foreign court regarding Borrower's claim of ownership in any of such trademarks, its right to apply for the same, or its right to keep and maintain such trademark rights.

5. Power of Attorney. Borrower grants Paragon power of attorney, having the full authority, and in the place of Borrower and in the name of Borrower, from time to time in Paragon's discretion to take any action and to execute any instrument which Paragon may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, as may be subject to the provisions of the Loan Agreement, appointment shall become effective and remain in effect upon the occurrence and continuation of a Suspension Event or an Event of Default, as those terms are defined in the Loan Agreement.

         (a) To endorse Borrower's name on all applications, documents, papers and instruments necessary for Paragon to use or maintain the Collateral;

         (b) To ask, demand, collect, sue for, recover, impound, receive and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral;

         (c) To file any claims or take any action or institute any proceedings that Paragon may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce Paragon's rights with respect to any of the Collateral and to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any person.

7. Right to Inspect. Borrower grants to Paragon and its employees and agents the right to visit Borrower's plants and facilities which manufacture, inspect or store products sold under any of the trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.

8. Events of Default. Any of the following events shall be an Event of Default:


         (a) Borrower fails to make any payment of principal or interest or any other payment on any Obligation when due and payable, by acceleration or otherwise; and

         (b) the occurrence of an Event of Default as that term is defined in the Loan Agreement.

9. Specific Remedies. Upon the occurrence of any Event of Default, as described in the Loan Agreement:

         (a) Paragon may cease advancing money or extending credit to or for the benefit of Borrower under the Loan Agreement or under any other agreement between Borrower and Paragon.

         (b) Paragon may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower;

         (c) Paragon may set off against the Obligations all Collateral, balances, credits, deposits, accounts or moneys of Borrower then or thereafter held with Paragon, including amounts represented by certificates of deposit;

         (d) Paragon may notify licensees to make royalty payments on license agreements directly to Paragon;

         (e) Paragon may sell or assign the Collateral and associated goodwill at public or private sale for such amounts, and at such time or times as Paragon deems advisable. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower ten (10) days prior to such disposition. Borrower shall be credited with the net proceeds of such sale only when they are actually received by Paragon, and Borrower shall continue to be liable for any deficiency remaining after the Collateral is sold or collected;

         (f) If the sale is to be a public sale, Paragon shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

         (g) To the maximum extent permitted by applicable law, Paragon may be the purchaser of any or all of the Collateral and associated goodwill at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Paragon at such sale.

10. Governing Law. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Borrower and Paragon have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              HARVEY ELECTRONICS, INC.

                              By:______________________________________
                                    Joseph J. Calabrese, Executive Vice
                                    President and Chief Financial Officer

                              PARAGON CAPITAL LLC

                              By:______________________________________
                                    Andrew H. Moser, President

                                STATE OF NEW YORK

County of                                                   November      , 1997

         Then personally appeared the above named, Joseph J. Calabrese, Executive Vice President and Chief Financial Officer, and acknowledged the foregoing instrument to be the free act and deed of Harvey Electronics, Inc., before me,

                                  -----------------------------------------
                                  Notary Public
                                  My Commission Expires:


                          COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                               November     , 1997

         Then personally appeared the above named, Andrew H. Moser, President, and acknowledged the foregoing instrument to be the free act and deed of Paragon Capital LLC, before me,

                                  -----------------------------------------
                                  Notary Public
                                  My Commission Expires:

                                   SCHEDULE A
                        TO A TRADEMARK SECURITY AGREEMENT
                   BETWEEN HARVEY ELECTRONICS, INC. (Borrower)

                                       AND
                          PARAGON CAPITAL LLC (Lender)
                             DATED: NOVEMBER   , 1997

                           REGISTERED TRADEMARKS (USA)
                           ---------------------------

Trademark                            Registration No.           Issue Date
---------                            ----------------           ----------

HARVEY                               1529043                    March 7, 1989

THE TEMPLE OF HOME THEATER           2,061,476                  May 13, 1997